Exhibit 4.2

                             BY-LAWS
                               OF
                         AIRBORNE, INC.
                    (A Delaware Corporation)

                            ARTICLE I
                             Offices

     1.    Registered  Office.   The  registered  office  of  the
corporation  shall  be  located  at  such  address  as  shall  be
designated  by  the  Board  of  Directors  within  the  City   of
Wilmington, Delaware.

     2.   Other Offices.  The corporation may have other offices,
within or outside the State of Delaware and within or outside the
United  States, at such place or places as the Board of Directors may  appoint from time to time or the business of the corporation may require.

                           ARTICLE II
                     Shareholders' Meetings

     1.    All meetings of the shareholders shall be held at  the
principal  office of the corporation or at such  other  place  as shall  be determined from time to time by the Board of Directors, and the place at which such meeting shall be held shall be stated
in the notice and call of the meeting.

     2.   The annual meeting of the shareholders for the election
of  directors and for the transaction of such other  business  as may  properly come before the meeting shall be held each year  on the  fourth Tuesday in April, at the hour of 10 a.m.,  if  not  a legal holiday, or, if a legal holiday, then on the day following, at  the same hour.  If the annual meeting of the shareholders  be not  held as herein prescribed, the election of directors may  be held at any meeting called pursuant to these By-laws and the laws of the State of Delaware.

     3.   At  an  annual  meeting  of shareholders,  an  item  of
business  may be conducted, and a proposal may be considered  and acted  upon, only if such item or proposal is brought before  the annual  meeting  (a) by, or at the direction  of,  the  Board  of
Directors,  or (b) by any shareholder of the corporation  who  is entitled  to  vote  at  the meeting and  who  complies  with  the
procedures  set forth in the remainder of this Section  3.   This
Section  3  shall not apply to matters of procedure, which  shall instead  be subject to the authority of the presiding officer  at the meeting.

     For an item of business or proposal to be brought before  an annual meeting by a shareholder, the shareholder must have  given timely  notice  thereof  in  writing  to  the  Secretary  of  the
corporation.   To  be  timely,  a shareholder's  notice  must  be
delivered to, or mailed and received at, the principal office  of the  corporation not less than ninety (90) days prior to the date
scheduled   for   the   annual   meeting   (regardless   of   any
postponements,  deferrals or adjournments of that  meeting  to  a later  date),  or,  if notice or public disclosure  of  the  date scheduled  for the annual meeting is not given or made  at  least one hundred (100) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled  for  the annual  meeting is mailed or the day on which disclosure of  that date is made, whichever is earlier.

     A shareholder's notice to the Secretary under this Section 3 shall  set  forth, as to each item of business  or  proposal  the shareholder  intends  to bring before the annual  meeting  (i)  a brief  description of the item of business or  proposal  and  the reasons for bringing it before the annual meeting, (ii) the  name and  address, as they appear on the corporation's books,  of  the shareholder  and  of any other shareholders that the  shareholder knows  or  anticipates  will support  the  item  of  business  or proposal,  (iii) the number and class of shares of stock  of  the corporation  that  are beneficially owned on  the  date  of  such notice  by  the  shareholder and by any such other  shareholders,
(iv)  any financial interest of the shareholder or any such other shareholders  in  such  item  of  business  or  proposal,  (v)  a statement  as  to  whether such shareholder and  any  such  other shareholders  intend  to  solicit  proxies  in  support  of  such proposals  and (vi) in the case of nominations of directors,  the existence  and  nature of any financial or other arrangements  or understandings  between such directors and  such  shareholder  or such  other  shareholders pursuant to which such nominations  are being made.

     The  Board of Directors, or a designated committee  thereof, may  reject  a shareholder's notice that is not timely  given  in accordance  with the terms of this Section 3.  If  the  Board  of
Directors, or a designated committee thereof, determines that the information  provided in a shareholder's notice does not  satisfy the  requirements of this Section 3 in any material respect,  the
Secretary of the corporation shall notify the shareholder of  the
deficiency  in  the  notice.   The  shareholder  shall  have   an
opportunity  to  cure  the  deficiency  by  providing  additional information to the Secretary within such period of time,  not  to exceed  five  (5)  days from the date such deficiency  notice  is given  to  the  shareholder, as the Board of  Directors  or  such committee shall reasonably determine.  If the deficiency  is  not cured  within such period, or if the Board of Directors  or  such committee determines that the additional information provided  by the  shareholder, together with information previously  provided, does  not  satisfy  the requirements of this  Section  3  in  any material  respect, then the Board of Directors or such  committee may reject the shareholder's notice.

     Notwithstanding  the  procedures set  forth  above  in  this
Section  3, if a shareholder desires to bring an item of business or  proposal before an annual meeting (it being understood  that, except  as may be required by law, a shareholder shall  not  have the  right  to  bring an item of business or  proposal  before  a special  meeting),  and neither the Board of  Directors  nor  any committee  thereof has made a prior determination of whether  the shareholder  has complied with the procedures set forth  in  this
Section  3  in connection with such item of business or proposal, then  the  chairman  of the annual meeting  shall  determine  and declare  at  the  annual meeting whether the shareholder  has  so complied.  If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots  shall  be provided  for  use at the meeting with respect to  such  item  of
business  or  proposal.   If  the chairman  determines  that  the
shareholder  has not so complied, then, unless the  chairman,  in his  sole  and  absolute  discretion, determines  to  waive  such compliance, the chairman shall state that the shareholder has not so  complied  and the item of business or proposal shall  not  be brought before the annual meeting.

     This  Section  3  shall  not prevent the  consideration  and approval  or  disapproval at the annual  meeting  of  reports  of officers,  directors  and committees of the Board  of  Directors, but, in connection with such reports, no item of business may  be conducted,  and  no proposal may be considered  and  acted  upon, unless there has been compliance with the procedures set forth in this Section 3 in connection therewith.

     4.    At  the annual meeting of shareholders, the  order  of
business shall be as follows unless otherwise determined  by  the presiding officer:

          (a)  Calling the meeting to order;

          (b)  Proof of notice of meeting and proxy report;

          (c)  Reading of minutes of last annual meeting;

          (d)  Reports of officers;

          (e)  Reports of committees;

          (f)  Confirmation of selection of independent
          accountants;

          (g)  Election of directors; and

          (h)  Miscellaneous business.

     5.    Special  meetings of the shareholders for any  purpose
other  than those regulated by statute may be called at any  time by the Board of Directors and shall be called by the Secretary at any time, upon written request of the Chief Executive Officer  or of any two directors.

     6.    Notice of the time and place of the annual meeting  or
of  any  special  meeting  of  shareholders  shall  be  given  by delivering or by mailing a written or printed notice of the  same at  least  ten days, and not more than sixty days, prior  to  the meeting,  with  postage  prepaid, to each shareholder  of  record
entitled   to  vote  at  such  meeting  and  addressed   to   the
shareholder's  last known post office address  appearing  on  the books of the corporation.

     Notice of any shareholders' meeting may be waived in writing by any shareholder at any time.

     7.   Except as otherwise required by the Certificate of
Incorporation or by law:

          (a)  A  quorum  at  any  annual or special  meeting  of
               shareholders   shall   consist   of   shareholders
               representing,  either in person  or  by  proxy,  a
               majority   of  the  outstanding  shares   of   the
               corporation entitled to vote at such meeting;

          (b)  If  a  quorum be not present at a properly  called
               shareholders'   meeting,  the   meeting   may   be
               adjourned  by  those present, without  new  notice
               being  given; provided, however, that any  meeting
               at  which  directors are to be  elected  shall  be
               adjourned   only  from  day  to  day  until   such
               directors   have  been  elected,  and   a   quorum
               established  at  any  time  during  such  meeting,
               including adjournments thereof, shall constitute a
               quorum for the purpose of electing directors;

          (c)  At   any  properly  called  meeting  or  adjourned
               meeting  of shareholders at which a quorum  as  in
               this paragraph 7 is defined is present (i) in  all
               matters, other than the election of directors, the
               affirmative vote of the majority of shares present
               in  person or represented by proxy and entitled to
               vote on the subject matter shall be the act of the
               shareholders, and (ii) directors shall be  elected
               by  a plurality of the votes of the shares present
               in  person or represented by proxy at the  meeting
               and entitled to vote on the election of directors;
               and

          (d)  Every shareholder entitled to vote shall have the
               right to vote either in person or by proxy.

                           ARTICLE III
                              Stock

     1.    Certificates  representing shares of  stock  shall  be
issued in numerical order, and each shareholder shall be entitled to  a certificate bearing signature or facsimile signature of the
Chief  Executive  Officer, President or Vice President,  and  the
Treasurer  or  an  Assistant Treasurer, or the  Secretary  or  an
Assistant  Secretary, certifying to the number of  shares  owned.
Certificates bearing facsimile signatures of any of the foregoing may  be  issued during a reasonable period following such  person leaving office.

     2.    Transfers  of  shares shall  be  made  only  upon  the
transfer  books  of the corporation, kept at the  office  of  the
corporation  or  Registrar  duly  authorized  by  the  Board   of
Directors;  and  before  a new certificate  is  issued,  the  old certificates shall be surrendered for cancellation.

     3.    Registered shareholders only shall be entitled  to  be
treated  by the corporation as the holders in fact of the  shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in  any share on the part of any other person, whether or not  it shall  have express or other notice thereof, except as  expressly provided by the laws of the State of Delaware.

     4.    In  case  of  loss or destruction of  any  certificate
representing shares of stock, another may be issued in its  place upon  proof of such loss or destruction and upon the giving of  a satisfactory bond or indemnity to the corporation in such sum  or in such manner as the Board of Directors may provide.

     5.    In  order  that  the  corporation  may  determine  the
shareholders entitled to notice of or to vote at any  meeting  of shareholders or any adjournment thereof, or to express consent to corporate  action in writing without a meeting,  or  entitled  to
receive  payment  of  any  dividend  or  other  distribution   or
allotment  of any rights, or entitled to exercise any  rights  in respect of any change, conversion, or exchange of stock,  or  for the  purpose  of any other lawful action, the Board of  Directors may  fix, in advance, a record date which shall not be more  than sixty nor less than ten days before the date of such meeting  nor more than sixty days prior to any other action.

                           ARTICLE IV
                       Board of Directors

     1.    The  management of the affairs, property and interests
of  the  corporation shall be vested in the Board  of  Directors, consisting of no less than eight and no more than twelve persons, as  determined from time to time by resolution of  the  Board  of
Directors.  The directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into  three  classes, to be known as classes "A", "B",  and  "C".
The number of directors in each of the three classes shall be  as determined  from  time  to time by resolution  of  the  Board  of
Directors.

     At  each  annual election, the successors to  the  class  of directors whose terms shall expire in that year shall be  elected to  hold office for the term of three years so that the terms  of
office of one class of directors shall expire in each year.   The
terms of office of directors in Class A shall expire in 2001  and every three years thereafter; the terms of office of directors in
Class  B  shall expire in 2002 and every three years  thereafter;
and  the terms of office of directors in Class C shall expire  in
2000, and every three years thereafter.

     Upon any increase in the size of the Board of Directors, the additional position(s) shall be filled by a vote of a majority of the  directors then in office, who shall designate, in conformity with  the  terms  of  this Section 1, the  class  to  which  each additional director shall be assigned.  Notwithstanding any other provision  of  these  By-laws or of law, no  amendment  of  these
By-laws  that would have the effect of increasing the  number  of directors of the corporation to a number larger than 12 shall  be valid  unless  approved  by  vote  of  the  shareholders  of  the corporation.

     2.    Nominations of candidates for election as directors at
an  annual meeting of shareholders may only be made (a) by, or at the  direction  of,  the  Board  of  Directors,  or  (b)  by  any shareholder  of the corporation who is entitled to  vote  at  the meeting  and  who complies with the procedures set forth  in  the remainder of this Section 2.

     If a shareholder proposes to nominate one or more candidates for  election as directors at an annual meeting, the  shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal office  of the corporation not less than seventy (70) days prior to the date
scheduled   for   the   annual   meeting   (regardless   of   any
postponements,  deferrals or adjournments of that  meeting  to  a later  date),  or,  if notice or public disclosure  of  the  date scheduled  for the annual meeting is not given or made  at  least eighty  (80)  days  prior thereto, not more than  ten  (10)  days following the day on which notice of the date scheduled  for  the annual  meeting is mailed or the day on which disclosure of  that date is made, whichever is earlier.

     A shareholder's notice to the Secretary under this Section 2 shall  set forth, as to each person whom the shareholder proposes to  nominate  for  election  as a director  (a)  the  name,  age, business  address and residence address of such person,  (b)  the principal occupation or employment of such person, (c) the number and  class  of  shares  of  stock of  the  corporation  that  are beneficially owned on the date of such notice by such person, and
(d) any other information relating to such person required to  be disclosed  in solicitations of proxies with respect  to  nominees for  election as directors pursuant to Regulation 14A  under  the
Securities  Exchange Act of 1934, including but  not  limited  to
information  required  to  be  disclosed  by  Schedule   14A   of
Regulation  14A,  and any other information that the  shareholder would  be  required  to  file with the  Securities  and  Exchange
Commission  in  connection with the shareholder's  nomination  of such  person  as  a  candidate for director or the  shareholder's opposition to any candidate for director nominated by, or at  the direction  of, the Board of Directors.  In addition to the  above information, a shareholder's notice to the Secretary  under  this
Section  2 shall (i) set forth (A) the name and address, as  they appear on the corporation's books, of the shareholder and of  any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder, and  (B)  the  number  and  class  of  shares  of  stock  of  the corporation  that  are beneficially owned on  the  date  of  such notice by the shareholder and by any such other shareholders, and
(ii)   be   accompanied  by  a  written  statement,  signed   and
acknowledged by each candidate nominated by the shareholder, that the  candidate  agrees  to be so nominated  and  to  serve  as  a director of the corporation if elected at the annual meeting.

     The  Board of Directors, or a designated committee  thereof, may reject any shareholder's nomination of one or more candidates for  election as directors if the nomination is not made pursuant to  a  shareholder's notice timely given in accordance  with  the terms  of  this  Section  2.  If the Board  of  Directors,  or  a designated  committee  thereof, determines that  the  information
provided   in  a  shareholder's  notice  does  not  satisfy   the
requirements  of  this  Section 2 in any  material  respect,  the
Secretary of the corporation shall notify the shareholder of  the
deficiency  in  the  notice.   The  shareholder  shall  have   an
opportunity  to  cure  the  deficiency  by  providing  additional information to the Secretary within such period of time,  not  to exceed  five  (5)  days from the date such deficiency  notice  is given  to  the  shareholder, as the Board of  Directors  or  such committee shall reasonably determine.  If the deficiency  is  not cured  within such period, or if the Board of Directors  or  such committee determines that the additional information provided  by the  shareholder, together with information previously  provided, does  not  satisfy  the requirements of this  Section  2  in  any material  respect, then the Board of Directors or such  committee may reject the shareholder's notice.

     Notwithstanding  the  procedures set  forth  above  in  this
Section  2,  if a shareholder proposes to nominate  one  or  more candidates  for election as directors at an annual  meeting,  and neither the Board of Directors nor any committee thereof has made a  prior  determination of whether the shareholder  has  complied with  the  procedures set forth in this Section 2  in  connection with  such  nomination, then the chairman of the  annual  meeting shall  determine  and declare at the annual meeting  whether  the shareholder has so complied.  If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect  to such nomination.  If the chairman determines that the shareholder has  not so complied, then, unless the chairman, in his sole  and absolute  discretion,  determines to waive such  compliance,  the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregard.

     3.   Notwithstanding the power and authority of the Board of
Directors  to amend these By-laws, including, without limitation, provisions  relating to the number of directors,  the  number  of directors may at any time be increased or decreased by a vote  of the  majority of the voting stock issued and outstanding, at  any regular or special meeting of shareholders, if the notice of such
meeting  contains  a  statement  of  the  proposed  increase   or
decrease;  and  in  case  of  any such  increase,  the  Board  of
Directors or the shareholders, at any general or special  meeting held before the Board of Directors takes action, shall have power to elect such additional directors, to hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

     4.   All vacancies in the Board of Directors, whether caused
by  resignation,  death, or otherwise, may, except  as  otherwise provided  in  the Certificate of Incorporation, be  filled  by  a majority of the remaining directors attending a stated or special meeting  called for that purpose, even though less than a  quorum be  present,  or  by the shareholders at any regular  or  special meeting held prior to the filling of such vacancies by the  Board of  Directors as above provided.  A director thus elected to fill any vacancy shall hold office for the unexpired term of the newly created position and until a successor is elected and qualified.

     5.    Regular meetings of the Board of Directors may be held
without notice at the principal office of the corporation  or  at such  other  place  or  places  as the  Board  of  Directors  may designate  from time to time.  The annual meeting  of  the  Board
shall   be   held   without  notice  immediately  following   the
adjournment of the annual meeting of shareholders.

     6.    Special  meetings  of the Board of  Directors  may  be
called at any time by the Chairman or by any two directors, to be held  at the principal office of the corporation or at such other place or places as the Board of Directors may designate from time to time.

     7.    The  notice of all special meetings of  the  Board  of
Directors   shall  be  given  to  each  director  by  delivering,
telegraphing, or mailing a written or printed notice of the  same at  least  three days prior to the meeting and, if by mail,  with postage prepaid, Sundays and holidays excluded; provided that  if a  meeting  by telephone is to be held as permitted  by  statute, verbal  or  written notice thereof shall be given at least  three hours prior to the scheduled time for such meeting.

     8.    The presence of one-half or more of the members of the
whole  Board  of Directors shall be necessary at all meetings  to constitute  a  quorum for the transaction of business,  but  less than  a  quorum may adjourn any meeting which may be  held  on  a subsequent  date  without further notice, provided  a  quorum  be present at such deferred meeting.

     9.    There  may be an Executive Committee of the  Board  of
Directors, which, if constituted, shall meet on call of the Chief
Executive  Officer  or  any two Committee members  and  shall  be
comprised  of  two  salaried  officer-members  and  two   outside
members,  or  as otherwise determined by the Board of  Directors.
The  Executive  Committee  may act for  the  full  Board  between meetings and shall have such specific powers as delegated by  the
Board.

     Other standing or temporary committees may be appointed from its  own number by the Board of Directors from time to time,  and the  Board  of  Directors  may invest  from  time  to  time  such
Committee  with powers as it may see fit, subject to  such  other conditions as may be prescribed by the Board.

     Each  committee of the Board shall keep regular  minutes  of the  transaction  of  its meetings and shall  cause  them  to  be recorded  in  books kept for that purpose in the  office  of  the corporation  and shall report the same to the Board of  Directors at its next meeting.

     10.  By resolution of the Board of Directors, a fixed annual sum and attendance fee, together with expenses of attendance,  if any,  may  be allowed the directors who are not salaried  by  the corporation for their services and for attendance at each regular or  special meeting of such Board; provided, that nothing  herein contained  shall  be  construed to  preclude  any  director  from serving  the  corporation  in any other  capacity  and  receiving compensation therefor.  Members of special or standing committees
may   be   allowed  like  compensation  for  attending  committee
meetings.

                            ARTICLE V
                            Officers

     1.    The officers of the corporation may include a Chairman
of  the Board and Chief Executive Officer, a Vice Chairman of the
Board, a President, one or more Vice Presidents, a Secretary, and
a   Treasurer  and  may  include  one  or  more  Executive   Vice
Presidents,  one  or  more Senior Vice Presidents,  one  or  more
Assistant Vice Presidents, one or more Assistant Secretaries, one or  more  Assistant Treasurers, a Comptroller, and  one  or  more
Assistant  Comptrollers, all of whom shall  hold  office  in  the discretion of the Board of Directors.  The Chairman of the  Board
and  Chief Executive Officer shall be a director, and any of  the other  officers may be directors of the corporation.  Any  person may hold more than one office, if permitted by law.  The officers of  the  corporation shall have the following duties, subject  at all times to action of the Board of Directors:

     2.   Chairman of the Board:  The Chairman of the Board shall
be  chairman  of  and preside at all meetings  of  the  Board  of
Directors   and   all  meetings  of  the  shareholders   of   the
corporation;  shall determine the agenda for all  such  meetings;
and  may call special meetings of the Board of Directors at  such times,  at  such  places, and for such purposes as  the  Chairman shall  determine.  The Chairman of the Board shall  also  be  the
Chief  Executive  Officer and shall have general  management  and
direction  of  the  business  and  of  other  officers   of   the
corporation,  including all powers ordinarily  incident  thereto.
Except  where by law the signature of the President is  required, the  Chief Executive Officer shall possess the same power to sign
all   certificates,  contracts,  and  other  instruments  of  the corporation  which may be authorized by the Board  of  Directors.
The  Board  of  Directors shall from time to time  determine  who shall  exercise  the  functions of the  Chief  Executive  Officer during the absence or disability of such officer.

     3.    Vice Chairman of the Board:  The Vice Chairman of  the
Board,  if one is appointed, shall exercise the functions of  the
Chairman during the absence or disability of the Chairman.

     4.    President:   The  President  shall  be  the  principal
operating  officer  of  the corporation and  shall  exercise  the functions  of  the Chairman in the absence or disability  of  the
Chairman and the Vice Chairman.

     5.   Vice Presidents:  The Executive Vice Presidents, Senior
Vice  Presidents, Vice Presidents, and Assistant Vice  Presidents
shall  have  such  powers and discharge such  duties  as  may  be assigned from time to time by the Chief Executive Officer or  the
Board of Directors.

     6.    The  Secretary and/or Assistant Secretary shall  issue
notices for all meetings, except that notice for special meetings of  directors called at the request of two directors as  provided in  Section 6 of Article IV of the By-laws may be issued by  such directors; shall keep minutes of all meetings; shall have  charge of  the seal and the corporate books; and shall make such reports and  perform such other duties as are incident to the  office  or are properly required by the Board of Directors.

     7.   The Treasurer and/or Assistant Treasurer shall have the
custody of all moneys and securities of the corporation and shall keep  regular books of account; shall disburse the funds  of  the
corporation   in  payment  of  the  just  demands   against   the
corporation  or  as  may be ordered by the  Board  of  Directors, taking  proper vouchers for such disbursements; shall  render  to the  Board  of Directors from time to time as may be required  an account of all transactions as may be assigned from time to  time by Chief Executive Officer or the Board of Directors.

     8.    In  the  case of absence or inability to  act  of  any
officer of the corporation and of any person herein authorized to act  in  place thereof, the Board of Directors may from  time  to time  delegate the powers or duties of such officer to any  other officer or any director or other person whom it may select.

     9.    Vacancies in any office arising from any cause may  be
filled by the directors at any regular or special meeting.

     10.   The Board of Directors may appoint such other officers
and  agents  as it shall deem necessary or expedient,  who  shall hold  their offices for such terms and shall exercise such powers and  perform such duties as shall be determined from time to time by the Board of Directors.

     11.   The  salaries  of  all  officers  and  agents  of  the
corporation shall be fixed by the Board of Directors.

     12.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected  or appointed  by the Board of Directors may be removed at any  time, with  or without cause, by the affirmative vote of a majority  of the whole Board of Directors.

     13.   The Board of Directors may, by resolution, require any
and  all  of the officers to give bonds to the corporation,  with sufficient  surety  or  sureties, conditioned  for  the  faithful performance  of  the duties of their respective  offices  and  to comply  with such other conditions as may from time  to  time  be required by the Board of Directors.

                           ARTICLE VI
                      Dividends and Finance

     1.   Dividends may be declared by the Board of Directors and
paid  out of the annual net profits of the corporation or out  of its  net  assets  in  excess  of  its  capital,  subject  to  the
conditions   and  limitations  imposed  by  the  Certificate   of
Incorporation  of the corporation and the laws of  the  State  of
Delaware.

     2.   Before making any distribution of profits, there may be
set aside out of the net profits of the corporation such sums  as the directors from time to time in their absolute discretion deem expedient  as  a  reserve  fund to  meet  contingencies,  or  for equalizing  dividends, or for maintaining  any  property  of  the corporation,  or for any other purposes, and any profits  of  any year  not  distributed as dividends shall be deemed to have  been thus  set  apart  until otherwise disposed of  by  the  Board  of
Directors.

     3.   The moneys of the corporation shall be deposited in the
name of the corporation in such bank or banks or trust company or trust  companies as the Board of Directors shall  designate,  and
shall   be  drawn  out  only  by  instrument  signed  by  persons
designated by resolution by the Board of Directors.

                           ARTICLE VII
                             Notices

     1.   Whenever the provisions of the statute or these By-laws
require  notice  to  be  given  to  any  director,  officer,   or
shareholder, they shall not be construed to mean personal notice;
such  notice may be given in writing by depositing the same in  a post  office  or  letter  box,  in a  postpaid,  sealed  wrapper, addressed to such director, officer, or shareholder at his or her address as the same appears on the books of the corporation,  and the  time when the same shall be mailed shall be deemed to be the time  of the giving of such notice.  Notice may also be given  by telegraph, in which event proof of delivery shall be required.

     2.    A  waiver  of  any  notice in  writing,  signed  by  a
shareholder,  director, or officer, whether before or  after  the time stated in said waiver for holding a meeting, shall be deemed equivalent  to  a  notice required to be given to  any  director, officer, or shareholder.

                          ARTICLE VIII
                              Seal

     The  corporate seal of the corporation shall be in the  form prescribed by the Board of Directors.

                           ARTICLE IX
                           Amendments

     These By-laws may be altered, amended, or repealed by the
Board of Directors.

     The  foregoing By-laws were duly adopted as the  By-laws  of
Airborne, Inc., a Delaware corporation, on the 8th day of August,
2000, by the Board of Directors.

                              By:/s/David C. Anderson
                              Secretary